CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(b)(10). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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Exhibit 10.9

EXCLUSIVE LICENSE AGREEMENT

This EXCLUSIVE LICENSE AGREEMENT (“Agreement”) is made on the 15th day of AUGUST 2016 (“Effective Date”) by and between

NATIONAL UNIVERSITY OF SINGAPORE, (Company Registration Number: 200604346E), a company limited by guarantee incorporated in Singapore, having its registered address at 21 Lower Kent Ridge Road, Singapore 119077 (“NUS”),

And

ST. JUDE CHILDREN’S RESEARCH HOSPITAL, INC., a Tennessee not-for-profit corporation located at 262 Danny Thomas Place, Memphis, Tennessee 38105, U.S.A. (“St. Jude”),

(Collectively, NUS and St. Jude shall be referred to as “Licensors”)

And

NKARTA, INC., a Delaware corporation, having its registered address at 5425 Wisconsin Avenue, Suite 800, Chevy Chase, Maryland 20815, U.S.A. (“Licensee”).

(NUS, St. Jude and Licensee shall hereinafter be referred to individually as a “Party” and collectively as “Parties”)

WHEREAS:

A.

Licensors are, individually or jointly, the owners of certain Patent Rights (as later defined herein) relating to a method for expanding natural killer cells; a chimeric receptor with NKG2D specificity; and a method for supporting autonomous natural killer cell function as described in Schedule 1; and have the right to grant licenses under said Patent Rights.

B.	Licensee is interested in licensing and further developing the Patent Rights for commercial applications.

C.	Licensee is desirous of obtaining an exclusive license under Licensors’ Patent Rights.

D.	Licensors are desirous of granting such a license to Licensee in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties hereto agree as follows:

1.	DEFINITIONS

In this Agreement, unless the context otherwise requires, the following expressions have the following respective meanings:

Academic Purposes	-	Academic research, scholarly publications and educational purposes. Sponsored research shall be included provided that such sponsorship arrangements do not require NUS and/or St Jude to grant to any third party any rights that are inconsistent with the rights and licenses granted under this Agreement.

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Common Stock	-	Duly authorized common stock of the Licensee having a par value of $0.0001.

Confidential Information	-	Any information disclosed by one Party to the other Party in any form, which, if disclosed in tangible form, is marked at the time of disclosure as being confidential or proprietary or with words of similar import, and if disclosed orally or visually or in other intangible form, is described as confidential at the time of such disclosure and confirmed in writing as confidential to the receiving Party [***].

Consolidated Screening List	-

the United States Government’s Consolidated Screening List of parties for which the United States Government maintains restrictions on certain exports, re-exports or transfers of items, which list can be found as of the Effective Date at the following hyperlink:

http://20l6.export.gov/ecr/eg_main_023148.asp

Field of Use	-	All therapeutic uses and applications.

Invention	-	The invention as described in Schedule 1.

Investigational New Drug Application	-	A request for authorization from the Food and Drug Administration (FDA), or its equivalent in countries other than the United States, to administer an investigational drug or biological product to humans.

Joint Improvements	-	Any modifications, additions, alterations, enhancements, upgrades or new versions of compositions, methods, processes and/or any other subject matter claimed in the Patent Rights, but which are not claimed under any of the Patent Rights and are made jointly by Licensee with NUS.

Licensee Improvements	-	Any modifications, additions, alterations, enhancements, upgrades or new versions of the compositions, methods, processes and/or any other subject matter claimed in the Patent Rights, but which are not claimed under any of the Patent Rights and are made by or on behalf or for the benefit of Licensee other than Joint Improvements or NUS Improvements.

Licensed Product(s)	-	Any product, the manufacture, use, sale, offer for sale or import of which, but for the rights granted hereunder, would constitute an infringement of any Valid Claim in the Patent Rights.

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NUS Improvements	-

Any modifications, addition, alterations, enhancements, upgrades or new versions of compositions, methods, processes and/or any other subject matter claimed in the Patent Rights but that are not claimed under any of the Patent Rights, and are made by NUS without assistance from or in collaboration with Licensee which meet all of the following criteria:

(i) arise from research performed solely in the laboratory of Dario Campana;

(ii)  are available for licensing after satisfaction of any obligations to any governmental granting agencies.

Net Sales	-

The gross amount of monies that is paid to Licensee, and/or its Related Company(ies) and/or Sub- Licensee(s) for the Licensed Products by sale or any other mode of transfer, less:

(i) customary and reasonable trade, quantity or cash discounts and non-affiliated brokers’ or agents’ commissions actually allowed;

(ii)  credits, discounts, chargebacks and allowances granted by reason of rejection or return;

(iii)  taxes, tariffs, import/export duties, and/or other governmental levies imposed on the sale or transfer, to the extent the same is separately stated on invoices, or other documents of sale or transfer; and

(iv) transportation, freight and insurance charges, to the extent the same is separately stated on invoices, or other documents of sale or transfer.

Net Sales also includes the fair market value of any non-cash consideration received by Licensee its Related Company(ies) and/or Sub-Licensee(s) for the sale, or other modes of transfer of Licensed Products. On sale or any other mode of transfer of Licensed Products made in other than arm’s-length transactions, the value of the Net Sales attributed to such a transaction shall be that which would have been received in an arm’s-length transaction, based on a like transaction at that time.

In no event shall any particular amount of deduction identified above be deducted more than once in calculating Net Sales (i.e., no “double counting” of reductions).

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For purposes of calculating Net Sales, (a) sales between Licensee, its Related Company(ies) and/or Sub-Licensee(s) for end use by the purchasing entity (but not sales for further resale, or for production of finished Licensed Products for sale, by such purchasing entity) will be treated as Net Sales, and (b) Licensed Products provided at or below cost as promotional samples, for indigent care or patient assistance programs, or to be administered in clinical trials of Licensed Products (except to the extent the recipient is charged for such Licensed Products in any post-approval clinical trial) shall be excluded in the calculation of Net Sales; provided that, for purposes of this Agreement, royalties payable by Licensee to Licensors pursuant to Section 7.2 below shall not be included in the calculation of the cost of a Licensed Product.

If a Licensed Product is sold in a combination with other active components (“Combination Sale”), Net Sales on the Combination Sale shall be calculated by multiplying the Net Sales of that Combination Sale by the fraction A/B, where A is the average sale price in the relevant country of the Licensed Product included in the Combination Sale (or similar Licensed Product with the same dosage and route of administration) when sold separately and B is the average sale price in that country of the combination. If no such separate sales are made by Licensee, its Related Companies or Sub-Licensees, the Parties shall, in good faith, determine an equitable method of determining Net Sales of such combination prior to the end of the accounting period in question, provided the fraction A/B shall under no circumstances fall below [***].

Other Patent Rights	Any patent application or issued patent that discloses or claims (a) an NUS Improvement that is exclusively licensed to Licensee pursuant to Section 3.6(a) or Section 3.6(b) below; (b) any Additional NUS Composition (as defined in Section 3.6) that is exclusively licensed to Licensee pursuant to Section 3.6(c) or Section 3.6(d) below; (c) a Joint Improvement with respect to which NUS has granted to Licensee an exclusive license under NUS’ interest in such Joint Improvement pursuant to Section 3.8; and/or (d) solely for the purposes of Section 9, a NUS Improvement or Joint Improvement with respect to which Licensee’s Improvement Option has not expired or been terminated in accordance with Section 3.7.

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Patent Rights	-

(a) Rights to NK cell expansion technology under patent [***], and [***], and any patent application from which the foregoing patents issued to the extent such patent application or patent, as applicable, is directed to expansion of NK cells; and (b) applications [***], and [***]; and any patent issued based on any such patent applications. Patent Rights shall further include the following with respect to the patents and/or patent application described in sub-clauses (a) and/or (b) above: corresponding foreign patents and patent applications and any reissues, extensions, substitutions, continuations, divisions, and continuation-in-part applications (to the extent that the CIP contains claims supported in the specification and entitled to the priority date of the parent application) and any patents issuing from any of the foregoing.

Patent Challenge		Any legal or administrative proceeding to revoke or challenge the validity of any of patent or patent application.

Phase I Clinical Trial	-	A human clinical trial, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients as required in 21 C.F.R. §312(a), or a similar clinical study prescribed by the regulatory authorities in a country other than the United States.

Phase II Clinical Trial	-	A study in humans of the safety, dose ranging and efficacy of a Licensed Product, which is prospectively designed to generate sufficient data (if successful) to commence pivotal clinical trials, as further defined in 21 C.F.R. § 312.21(b), or a similar study in a country other than the United States.

Phase III Clinical Trial	-	A controlled study in humans of the efficacy and safety of a Licensed Product, which is prospectively designed to demonstrate statistically whether such Licensed Product is effective and safe for use in a particular indication in a manner sufficient to file an application to obtain Regulatory Approval to market the Licensed Product, as further defined in 21 C.F.R. § 312.2l (c), or a similar study prescribed by the regulatory authorities in a country other than the United States.

Pre-approved Assignee		A company that (a) has capabilities to develop, manufacture and/or commercialize a bio - pharmaceutical product(s); (b) is not listed on the Consolidated Screening List; and (c) satisfies any of the following criteria during the relevant period described below ending immediately prior to the

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effective date of the proposed assignment of this Agreement under Section 22.2: (i) has a market capitalization equal to or exceeding [***] for a period of at least [***]; (ii) has (together with its Related Companies) cash on hand equal to or exceeding [***], as reflected in such company’s (or if applicable, its parent company’s) financial statements for [***]; or (iii) whose revenues from the sales of products in the life sciences sector (on a consolidated basis for [***]) was in excess of [***]

Preferred Stock		Duly authorized preferred stock of the Licensee having a par value of US$0.0001

Qualified Sub-Licensee

A Sub-Licensee that (a) has capabilities to develop, manufacture and/or commercialize a bio - pharmaceutical product(s); (b) is not listed on the Consolidated Screening List; and (c) satisfies any of the following criteria during the relevant period described below ending immediately prior to the effective date of the relevant sub license agreement: (i) has a market capitalization equal to or exceeding [***] for a period of at least [***]; (ii) has (together with its Related Companies) cash on hand and/or assets that, taken together, have a value equal to or exceeding [***], as reflected in such company’s (or if applicable, its parent company’s) financial statements for [***];

or

(iii) whose revenues from the sales of products in the life sciences sector (on a consolidated basis for [***] was in excess of [***]. For clarity, a company that satisfies the criteria to be a Pre-approved Assignee also satisfies the foregoing criteria to be a Qualified Sub-Licensee.

Related Company	-	Any person, corporation or other business entity which, directly or indirectly, controls, is controlled by, or is under common control with Licensee or for the purposes of Section 4.3, a Sub-Licensee, as applicable, including Licensee’s related corporations within the meaning of Section 6 of the Singapore Companies Act (Cap. 50). For such purposes, “control” shall mean: (a) to possess, directly or indirectly, the power to affirmatively direct the management and policies of such person, corporation, or other business entity, whether through ownership of

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voting securities or by contract relating to voting rights or corporate governance; or (b) direct or indirect beneficial ownership of fifty percent (50%) or more of the voting share capital in such person, corporation, or other business entity, or, if applicable, such percentage that is the maximum allowed to be owned by a foreign person or corporation in the relevant jurisdiction.

Series A Financing	-	A transaction or series of transactions pursuant to which Licensee issues and sells shares of a new series of Preferred Stock to be issued by Licensee with rights, privileges and preferences senior to the Licensee’s Common Stock for aggregate gross proceeds of [***] with the principal purpose of raising capital.

Sublicensing Revenue	-

Any [***].

Sublicensing Revenue excludes: [***] shall also be excluded from Sublicensing Revenue. For clarity, such exclusions may be part of [***] Patent Rights is granted, provided that such [***], based on their relative value.

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Sub-Licensee	-	A third party that obtains a sublicense to commercialize the Patent Rights or Licensed Products from Licensee, wherein the third party is not a Related Company.

Term	-	The period during which this Agreement is in force pursuant to Section 5.

Valid Claim	-	A claim in (a) an issued patent that (i) has not expired; (ii) has not been disclaimed; (iii) has not been cancelled or superseded, or if cancelled or superseded, has been reinstated; and (iv) has not been revoked, held invalid, or otherwise declared unenforceable or not allowable by a tribunal or patent authority of competent jurisdiction over such claim in such country from which no further appeal has or may be taken or (b) a pending patent application.

2.	INTERPRETATION

2.1	In this Agreement:

(a)	Words importing the singular shall include the plural and vice versa, and words that are gender specific or neuter shall include the other gender and the neuter.

(b)	References to a person shall be construed as references to an individual, corporation, company, firm, incorporated body of persons of any country, or any agency, thereof.

(c)	The headings in this Agreement are for convenience only and shall not affect its interpretation.

(d)	All references to Sections and Schedules refer, unless the context otherwise requires, to Sections and Schedules of this Agreement.

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(e)

All references to statutes or statutory provisions shall be taken to be a reference to the statutes or provisions as revised, amended, supplemented or re-enacted from time to time, and shall include any subsidiary legislation made thereunder.

3.	GRANT OF LICENSE

3.1

Licensors hereby grant to Licensee, and Licensee accepts, subject to the terms and conditions hereof, and subject to Licensors’ rights under Section 3.2 and retained governmental rights, including rights retained by the United States Government, if any, in accordance with the Bayh-Dole Act of 1980 (established by P.L. 96-517 and amended by P.L. 98-620, codified at 25USC § 200 et. seq. and implemented according to 37 CFR Part 401), an exclusive, royalty-bearing worldwide license with rights to grant and authorize Sub-licensees to make, have made, use, sell, offer for sale and import Licensed Products and otherwise exploit the Patent Rights in the Field of Use during the Term.

3.2	Nothing in this Agreement shall prejudice Licensors’ right to practice itself, and to allow non-profit academic third parties to practice, the Patent Rights for Academic Purposes.

3.3	Licensors shall not be obliged under this Agreement to render any technical assistance, or support, or provide training to Licensee, for purposes of practicing any Patent Rights granted hereunder.

3.4

Licensee shall own all rights, title and interests in and to all of Licensee Improvements and may use the Licensee Improvements at its sole discretion. For clarity, improvements, inventions and other intellectual property generated by Dario Campana, alone or in collaboration with other employees or contractors of Licensee, shall be Licensee Improvements or otherwise solely owned by Licensee (as between the Parties), if generated by Dario Campana acting in his capacity as a consultant for Licensee and without the use of any material resources of Licensors.

3.5

Licensee and NUS shall each [***] disclose to each other any Joint Improvements developed or created. NUS and Licensee (to the extent Licensee becomes aware of any NUS Improvement) shall [***] disclose to each other any NUS Improvements developed or created.

3.6

NUS hereby grants to Licensee, subject to the same terms and conditions as the practice of Patent Rights under this Agreement as set forth in Section 3.1 [***], including but not limited to a clause substantially similar to Section 3.2 above in respect of Licensors’ right to practice for Academic Purposes:

(a)	an exclusive license to NUS Improvements that are dominated by the claims of the Patent Rights licensed under this Agreement;

(b)

an exclusive license, limited to use [***], to NUS Improvements that are not dominated by the claims of the Patent Rights licensed under this Agreement, but that relate to [***], and that are invented, and/or are disclosed in the first patent application claiming the same that is filed, [***]. For clarity, the exclusive license under this Section 3.6(b) includes technology arising from research performed solely in the laboratory of Dario Campana that falls outside the scope of the Patent Rights but relates to [***], and is invented or filed [***]; and

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(c)	An exclusive license, limited to use in connection with natural killer cells, to compositions comprising [***] that were developed, [***], solely in the laboratory of Dario Campana;

(d)	An exclusive license, limited to use in connection with natural killer cells, to compositions comprising [***] that were developed, [***], solely in the laboratory of Dario Campana.

The licenses to the compositions described in Section 3.6(c) and (d) above (collectively, “Additional NUS Compositions”) include [***] Additional NUS Compositions. Further, the licenses to a NUS Improvement and/or such Additional NUS Composition, as applicable, in this Section 3.6 includes a license under all Other Patent Rights claiming or disclosing the same.

For the purposes of this Section 3.6 and Section 3.7, inventions that relate to or comprise [***] disclosed in the Patent Rights shall be deemed to be dominated by the claims of the Patent Rights. For purposes of the preceding sentence, “functional equivalence” shall mean [***].

3.7

NUS hereby grant to Licensee an option to negotiate in good faith for an exclusive license to NUS Improvements that are not dominated by the claims of the Patent Rights exclusively licensed under this Agreement, but that relate to [***]; and that are invented, or are disclosed in the first patent application claiming the same that is filed, [***], together with any Other Patent Rights claiming or disclosing such NUS Improvements (“Improvement Option”). The Improvement Option shall be exercisable for a period of [***], unless extended by the mutual written agreement of the Parties, from the date on which such NUS Improvements are disclosed to Licensee by NUS (“Improvement Option Period”). NUS shall provide to Licensee a copy of each invention disclosure received by NUS’ Industry Liaison Office disclosing a NUS Improvement that is subject to Licensee’s Improvement Option, and in any event shall provide each such invention disclosure to Licensee [***] and prior to the time of [***]. Upon Licensee’s exercise of its NUS Option, NUS and Licensee will negotiate in good faith in an attempt to reach a license agreement which shall be subject to the same terms and conditions as the practice of Patent Rights under this Agreement, including but not limited to a clause substantially similar to Section 3.2 above in respect of Licensors’ right to practice for Academic Purpose, but on [***], the negotiation period not to exceed [***], unless extended by the

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mutual written agreement of the Parties, from the date that Licensee exercises its Improvement Option (“Improvement Option Negotiation Period”). NUS and Licensee agree that if Licensee does not exercise its Improvement Option [***], the Improvement Option (for such NUS Improvement only) shall be deemed to have lapsed. NUS and Licensee further agree that if Licensee exercises its Improvement Option within the Improvement Option Period but [***], NUS and Licensee fail to conclude and execute a binding written license agreement [***], the Improvement Option (for such NUS Improvement only) shall be deemed [***]; provided, however, that [***]. The provisions of this Section 3.7 shall also apply, mutatis mutandis, to NUS’s rights under any Joint Improvements (and any Other Patent Rights claiming or disclosing the same), to the extent not already licensed exclusively to Licensee pursuant to Section 3.8 below.

3.8

Licensee and NUS agree that all rights, title and interests in and to all Joint Improvements shall be co-owned by NUS and Licensee as tenants in common in equal, undivided shares. NUS hereby grants an exclusive license to Licensee to NUS’s rights, title and interest and joint share in any such Joint Improvements that are invented and/or disclosed in a patent application having an earliest priority date within [***], together with any Other Patent Rights claiming or disclosing the same, subject to the same terms and conditions as the practice of Patent Rights under this Agreement as set forth in Section 3.1, including but not limited to a clause substantially similar to Section 3.2 above in respect of the practice of Joint Improvements for Academic Purposes, [***].

4.	SUB-LICENSING

4.1	Licensee shall have the right to grant written, sub-licenses under all or any of the licenses granted under Section 3.1, 3.6 and 3.8 of this Agreement to any person, provided that:

(a)	Licensee shall be responsible for the payment to Licensors of all amounts payable hereunder with respect to the activities of any Related Company or Sub-Licensee;

(b)

Any sublicense granted to a Related Company shall not grant to such Related Company any rights which are inconsistent with the rights and obligations of Licensee hereunder; and Licensee shall remain responsible to the Licensors hereunder for all activities of its Related Companies to the same extent as if such activities had been undertaken by Licensee itself;

(c)	Licensee shall be responsible for its Sub-Licensees and shall not grant any rights which are inconsistent with the rights and obligations of Licensee hereunder;

(d)

any act or omission of a Sub-Licensee or of a Related Company under a sublicense of the Patent Rights, which would be a breach of this Agreement if performed by Licensee, shall be deemed to be a breach by Licensee of this Agreement; it being understood that the Licensors shall not have the right to terminate this Agreement as a result of any such act or omission of a Sub-Licensee if such act or omission is capable of remedy and, [***] below, the applicable Sub-Licensee or Licensee itself cures such breach;

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(e)

each sub-license agreement granted by Licensee to a Related Company or Sub-Licensee shall include a right to audit such Related Company or Sub-Licensee granted to Licensors of the same scope as provided in Section 9.l(b) hereof with respect to Licensee;

(f)

Licensee shall at all times indemnify and keep indemnified Licensors against all or any costs, claims, damages or expenses incurred by Licensors, or for which Licensors may become liable, pursuant to any third party claim or proceedings to the extent the same is a result of the default or negligence of any Sub-Licensee or of a Related Company under a sublicense; and

(g)

upon the termination of this Agreement under Section 18, all sublicenses of Licensee’s rights hereunder granted to (i) a Qualified Sub-Licensee(s) shall survive automatically; and (ii) any Sub-Licensee that is not a Qualified Sub-Licensee, shall survive at the Licensors’ option, in each case, with the same field, level of exclusivity and territorial scope as the sub-license under the Patent Rights that had been granted by Licensee to such Sub-Licensee prior to the applicable termination of this Agreement, and Licensors and each such Sub-Licensee shall negotiate in good faith and [***] enter into a direct license agreement between them, [***].

4.2	Licensee shall, within [***] with a Sub-Licensee, provide Licensor with a certified true copy of the sub-license agreement [***].

4.3	The sub-licenses granted by Licensee to a Sub-Licensee under Licensee’s rights under Section 3.1 of this Agreement shall [***], provided that [***], as the case may be.

4.4

For the purposes of this Agreement (including without limitation, Section 6 below), payments made to Licensors directly by a Sub-Licensee or Related Company of Licensee and activities of Sub-Licensees, Licensee’s Related Companies and others acting under Licensee’s authority, shall be deemed [***] for purposes of determining [***] under this Agreement.

5.	COMMENCEMENT DATE AND TERM

This Agreement shall come into effect on the Effective Date and shall continue in force until the expiration of the last to expire of any patents under the Patent Rights unless terminated earlier in accordance with this Agreement (“Term”).

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6.	OBLIGATIONS OF LICENSEE

6.1	Licensee hereby undertakes and agrees with Licensors that it will at all times during the Term observe and perform the terms and conditions set out in this Agreement and in particular shall:

(a)	use [***] to effect introduction of [***] into the commercial market [***]; and

(b)	deliver to Licensors the Licensee’s annual financial statements, within [***] during the Term, the first annual financial statements being due to NUS [***]; and

(c)	deliver to Licensors the Licensee’s technical development update including [***], no later than [***].

6.2	Licensee also undertakes to meet the following Performance Objectives by the respective Dates of Achievement:

Performance Objectives:	Date of Achievement
1. [***]	[***]

2. [***]	[***]

3. [***]	[***]

4. [***]	[***]

5. [***]	[***]

6. [***]	[***]

6.3	If Licensee fails to meet, or anticipates that it will fail to meet, any of the Performance Objectives by the applicable Date of Achievement set out in Section 6.2:-

(a)

the Parties shall, at Licensee’s written request (to be sent no later than [***]), have good faith discussions, for a period of up to [***] from the date of the Licensee’s written request, on the reasons for such failure and any mutually agreeable extension of the then-current Dates of Achievement for any outstanding Performance Objectives.

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(b)

Licensee may also obtain an extension of any Date of Achievement for a period of [***] in the case of [***] listed in Section 6.2 above and [***] in the case of [***]. In order to obtain such an extension, Licensee shall, [***] for the applicable Performance Objective specified in Section 6.2 above: (i) [***] with respect to a request for an extension of [***] and [***] with respect to a request for an extension of [***], and (ii) provide to Licensors a copy of [***]. Licensee may obtain no more than [***] extensions of the Date for Achievement for each Performance Objective [***]. Following [***], the Date of Achievement of the relevant Performance Objective will be deemed to be amended to incorporate the relevant [***] or [***] extension, as the case may be, and all other outstanding Performance Objectives shall be deemed extended by the same time period.

(c)

If Licensee fails to satisfy the Performance Objectives on or before the applicable Dates of Achievement (as extended pursuant under Section 6.3(a) or (b) above, if applicable), Licensors shall, at their option, have the right, by notice in writing to Licensee, to: (i) terminate the exclusivity of the license granted under Section 3.1; or (ii) terminate this Agreement pursuant to Section 18.1(a).

7.	FINANCIAL PROVISIONS

7.1

In consideration for the rights granted under Section 3, Licensee shall pay to St. Jude a non-refundable upfront fee in US dollars equivalent to Singapore Dollars Forty Two Thousand Seven Hundred and Fifty Only (SGD 42,750) (“Upfront Fee”) [***].

7.2

In addition to the Upfront Fee under Section 7.1, Licensee shall pay to Licensors during the Term of this Agreement, [***] royalties (“Royalty”) at the rate of 2.5% of Net Sales. The following Royalty shall be payable [***]; [***] until the [***]. The Royalty shall be payable to Licensors no later than [***]. Licensors recognize that the Licensee may need to obtain additional patent rights and licenses to commercialize Licensed Products. If Licensee, its Related Company or Sub-Licensee is obligated, with respect to any Licensed Product, to pay royalties or other amounts to any third party in respect of any intellectual property rights that are reasonably required, or reasonably expected to be required, to make, use or sell any Licensed Product in such country, then Licensee shall have the right to credit [***] against the Royalty owing to Licensors above for such year with respect to Net Sales of such Licensed Product [***]; provided, however, that Licensee shall not reduce the amount of the Royalty paid to Licensors with respect to such Net Sales of such Licensed Product in a particular calendar year [***] to less than [***]% of Net Sales of such Licensed Product [***]. [***] royalty shall be due on Net Sales of any Licensed Product, [***] if such Licensed Product is covered by multiple patents, patent applications or claims within the Patent Rights, NUS Improvements or Joint Improvements.

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7.3

In addition to the Upfront Fee under Section 7.1 and in consideration of the rights granted by Licensors under Section 3 to the Licensee, the Licensee, on behalf of itself and all its stockholders, shall, upon execution of this Agreement, issue to NUS or its nominee, pursuant to the form of Common Stock Issuance Agreement attached hereto as Exhibit A, 250,000 fully paid-up common stock in the Licensee (“Common Stock”), which Licensee represents being [***]% of Licensee’s [***] issued shares and [***] shares issued or reserved for future issuance pursuant to stock option plans or otherwise. The Common Stock shall have [***]. [***]. For purposes of clarity, upon the closing of the Series A Financing, NUS or its nominee shall have no further rights to receive any additional shares of stock in Licensee.

7.4	Licensee shall further pay to Licensors non-refundable payments as follows and subject to the terms of this Section 7.4 below:

(a)	a license maintenance fee within [***] of [***] during the Term of the Agreement commencing with January I, 2017 (“License Maintenance Fee”):

Anniversary Date	Fee
Years 1-2	SGD $	25,000
Years 3+	SGD $	50,000

The License Maintenance Fee shall be paid in US dollars and [***];

(b)	[***];

(c)	[***];

(d)	[***];

(e)	[***];

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(f)	[***];

(g)	[***];

(h)	[***]; and

(i)	[***].

Notwithstanding the foregoing, in the event that a milestone stipulated in Sections 7.4(c) to (e) and (g) to (i) above is first achieved by Licensee, or its Related Company or Sub -Licensee, as applicable, [***], the Licensee shall [***] and if such milestone is subsequently achieved by Licensee, its Related Company or Sub-Licensee, as applicable, [***], then [***]. For the avoidance of doubt, the Parties acknowledge and agree that in no event shall the amounts to be paid to Licensors under Sections 7.4(b) through 7.4(i) [***].

[***] of milestone payments (b)-(i) shall be [***].

7.5	Licensee shall further pay to Licensors:

(a)	[***];

(b)	[***];

(c)	[***]; and

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(d)	[***].

For the sole purpose of supporting research and development or infrastructure of Licensee, Licensee shall be allowed to defer payment of Licensors’ share of any Sublicense Revenue received [***] for a period of up to [***].

7.6

All fees, royalties and all other sums payable under this Agreement shall be paid in US Dollars. All such payments due in a particular accounting period computed in other currencies shall be converted into US dollars at the exchange rate for bank transfers from such currency to US dollars as quoted by the Wall Street Journal on the last day of such accounting period. All fees, royalties and all other sums payable under this Agreement shall be made payable to “[***]”. Wire transfers may be made using the following information:

Acct Name: [***]

Acct Number: [***]

Bank Name: [***]

Bank Swift: [***]

Bank ABA #: [***]

Bank Address: [***]

[***] shall be responsible for any and all costs associated with wire transfers and shall include a reference to this Agreement in any wire transfer payment. Payments made by check should be sent to the following address:

[***]

or in such other manner as Licensors may specify from time to time to Licensee. Where any fees, royalties or any other payments payable by Licensee to Licensors under this Agreement, including, but not limited to royalties, upfront fees and patent costs reimbursements, are subject to goods and services taxes, value added taxes, withholding taxes and other applicable taxes or duties, these taxes and duties shall be borne [***]. Subject to Section 16.2 below, Licensee agrees to hold harmless from, and indemnify Licensors against, all liabilities, costs, damages suffered by Licensors of whatever nature resulting from Licensee’s failure duly and timely to pay and discharge its liability for any of the aforementioned taxes or duties.

7.7

If Licensee fails to pay in full to Licensors any undisputed fees, royalties or other sums payable under this Agreement by their respective due dates, the payment shall accrue interest beginning on the tenth day following the due date thereof, calculated at the rate of [***] the date said payment is due.

7.8

For clarity, the payments made by Licensee to St. Jude, as required under Section 7.6, shall satisfy in full Licensee’s payment obligations under this Agreement to both Licensors for the amounts paid. No duplicative payments shall be due to NUS, and St. Jude shall be solely responsible for accounting to NUS for its portion (as determined as between the Licensors) of the amounts paid by Licensee to St. Jude.

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8.	ACCOUNTS

8.1	Licensee shall:

(a)

provide a statement accompanying all fees, royalties and other payments made under this Agreement, showing all items of account from which such fees, royalties and other payment are calculated, such statements to be certified by an authorized officer of Licensee as properly reflecting all amounts due to Licensors in accordance with the relevant provisions under this Agreement;

(b)	keep true, accurate and complete accounts and records in sufficient detail to enable the amount of royalties and other sums payable under this Agreement to be determined by Licensors;

(c)

at the reasonable request of Licensors [***], and upon not less than [***] prior written notice, allow an independent certified public accounting firm of internationally recognized standing selected by Licensors and reasonably acceptable to Licensee, at Licensors’ expense, during Licensee’s normal business hours, to inspect, audit and copy those accounts and records pertaining to the items shown on the statements provided under Section 8.l(a) for [***] following the end of the [***] to which they pertain. Such accounting firm will be bound to hold all information in confidence between the Parties except as necessary to communicate Licensee’s non-compliance (if any) with its reporting and payment obligations under this Agreement to Licensors.

8.2

If, following any inspection and audit pursuant to Section 8.l(c), Licensors’ independent accounting firm discovers a discrepancy, in Licensors’ disfavor, between the amount of fees, royalties and other sums actually paid by Licensee and those which should have been paid under this Agreement, which is in excess of [***] of those that should have been paid under this Agreement, Licensee shall, within [***] of the date of Licensors’ notification thereof, reimburse St. Jude for any such deficiency [***].

8.3

The provisions of this Section 8 shall remain in full force and effect after the termination of this Agreement for any reason for a period not to exceed [***] until the settlement of all subsisting claims of Licensors under this Agreement.

9.	PROSECUTION OF PATENT APPLICATIONS AND MAINTENANCE OF PATENTS

9.1	Licensee shall [***].

9.2

Licensors shall, from the Effective Date of this Agreement, control the management and further prosecution and maintenance of the Patent Rights and the Other Patent Rights (collectively, the “Prosecuted Patent Rights”). Subject to Section 9.4 below, Licensors shall:

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(a)

seek and maintain the strongest patent portfolio practicable with respect to the Prosecuted Patent Rights and use patent attorneys (including foreign patent counsel) reasonably acceptable to Licensee, such acceptance not to be unreasonably withheld;

(b)

instruct such patent attorneys to [***] copy Licensee on all written correspondence sent to or received from any patent office (including all official actions) and give Licensee an opportunity and [***] to (i) comment on and advise Licensors with respect to all such correspondence and proposed responses to office actions, and (ii) provide consultation and input on all strategic decisions with respect to the preparation, filing, prosecution and maintenance of all patent applications and patents within the Prosecuted Patent Rights; and

(c)

consider in good faith and reasonably incorporate all such comments, input and advice provided by Licensee and, without limiting the foregoing, Licensors shall file patent applications included the Prosecuted Patent Rights in each country requested by Licensee;

(d)

not abandon or allow to lapse any such Prosecuted Patent Rights, or to amend or re-file the patent specifications of any patent applications within the scope of the Prosecuted Patent Rights, without first providing [***] prior written notice to Licensee.

9.3

Licensee shall, [***], execute and do such assurances, acts and things, and execute such documents as Licensors may reasonably require to prosecute patent applications within the Prosecuted Patent Rights and to grant and to maintain each of the Prosecuted Patent Rights in force. In addition, upon any Patty’s request, NUS, St Jude and Licensee shall enter into a “commonality of interest” agreement to maintain attorney-client privilege and confidentiality with respect to the parties’ communications hereunder pertaining to the filing and/or prosecution of any of the Prosecuted Patent Rights.

9.4	It is hereby agreed and understood that, notwithstanding Section 9.2, Licensee shall, by giving [***] to Licensors, [***]. If Licensee elects [***]:

(a)

the license and/or rights granted pursuant to this Agreement in respect of the specific Prosecuted Patent Rights for which Licensee has made the election, shall automatically terminate as of the expiration of [***] and such patent or patent application shall thereafter be deemed to be excluded from the definition of “Patent Rights” or “Other Patent Rights,” as applicable, hereunder.

(b)

[***] of such notice pursuant to Section 9.4, Licensors may continue to file for, prosecute and/or maintain such specific Prosecuted Patent Rights in such country or countries in respect of which Licensee has made the election, [***], and notwithstanding Section 3, to thereafter deal with the same with respect to such specific Prosecuted Patent Rights (or, if applicable, Licensors’ interest therein) in that country or countries as Licensors deem fit, without having to account to Licensee therefor; and

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(c)	[***], Licensee shall have no further obligation [***];

(d)	For the avoidance of doubt, Licensors shall have and continue to retain their respective proprietary interests in any Patent obtained pursuant to Section 9.4(b).

9.5

Subject to Section 9.4 above and the terms of this Section 9.5 below, Licensee shall reimburse Licensors for (a) [***] incurred by Licensors with respect to the preparation, filing, prosecution and maintenance of the Prosecuted Patent Rights (“Patent Costs”) [***], and (b) [***] incurred by Licensors with respect to the preparation, filing, prosecution and maintenance of the Patent Rights [***].

9.6	[***], Licensee shall further pay to the Licensors an administrative charge of [***] of the [***] incurred by NUS (“Administrative Fee”).

9.7

Licensors shall provide to Licensee a detailed and itemized statement of the Patents Costs and Administrative Fee incurred after the Effective Date on a [***] basis (but in no event less than [***] and Licensee’s payment of the undisputed Patent Costs and Administrative Fee reflected in each such statement shall be due within [***] after Licensee’s [***].

9.8	To facilitate the smooth prosecution, processing and maintenance of Patent Rights by Licensors, Licensee’s appointed representative for all patent matters shall be:

Name: [***]

            [***]

Email Add.:      [***]

Phone No.:        [***]

Fax No.:            [***]

10.	FORMAL LICENSE FOR REGISTRATION

10.1

Within [***] of a patent within Patent Rights or Other Patent Rights, each of the Parties shall execute a separate formal license in respect of such patent for registration in all or any competent registries within such countries as may be determined by Licensee, each such license to be in the form set out in Schedule 3 or as nearly in such form as may be required under the laws of such country in which it is to be registered.

10.2

Each of such formal licenses shall operate subject to and with the benefit of all the terms of this Agreement, the terms of which shall be deemed to be incorporated in their entirety into each of such formal licenses. In the event of any conflict in meaning between any such formal license and the provisions of this Agreement, the provisions of this Agreement shall prevail.

10.3

The Parties shall [***] to ensure that, to the extent permitted or required by relevant authorities (e.g., governmental or financial authorities), this Agreement shall not form part of any public record.

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10.4	Each of the Parties shall, at the request of the other Party, execute any further document that may be necessary to:

(a)	give effect to this Agreement; or

(b)	procure or protect in any country the rights of the other Party under this Agreement and/or in relation to the Patent Rights or Other Patent Rights.

11.	INFRINGEMENT OF PATENTS

11.1

Licensee shall forthwith notify Licensors in writing of any infringement, or suspected or threatened infringement, of any of the Patent Rights or Other Patent Rights by any third party that shall at any time come to its knowledge. Each Licensor shall [***] notify Licensee and the other Licensor in writing of any infringement, or suspected or threatened infringement, of any of the Patent Rights or Other Patent Rights by any third party that shall at any time come to its knowledge.

11.2

Licensee (or, to the extent designated by Licensee, its Related Company or any Qualified Sublicensee) shall have the [***], to enforce the Patent Rights and/or Other Patent Rights and/or to defend the Patent Rights and/or Other Patent Rights (e.g., in any declaratory judgment, opposition, post grant challenge, inter partes review or biosimilar challenge) with respect to the same.

11.3

In the event that any claims or counter-claims are issued or made by a third party against Licensors as a result of such action taken by Licensee (or its designee described in Section 11.2 above) under Section 11.2, Licensee (or such designee) shall have control over, and shall take steps to defend Licensors against such claims and/or counterclaims and shall have control over, and shall conduct [***], the defense of the Licensors in consultation with the Licensors. Licensee shall indemnify Licensors against all Liabilities (as defined in Section 16.1 below) arising from such claims and counter-claims issued or made by a third party; provided that the indemnification procedures and other terms set out in Section 16.2 shall be deemed to apply mutatis mutandis (and any references in Section 16.2 below to Section 16.1 shall be deemed to be replaced by Section 11.3 for such purposes).

11.4

Licensors shall reasonably cooperate, [***] and at Licensee’s [***] request, in taking such steps, including joining in any such action and cooperating with Licensee (or such designee described in Section 11.2 above) in connection therewith.

11.5	Any recoveries pursuant to Section 11.2 shall be used [***] Licensee (and/or its designee described in Section 11.2 above) [***], and any remainder shall be [***]. For clarity, [***] provision.

11.6

If Licensee (or its designee described in Section 11.2 above) decides not to or fails, within [***] pursuant to Section 11.1, to take steps to prevent or restrain any infringement by any third party of any of the Patent Rights, then Licensors shall be entitled to take action to prevent or restrain such infringement. In the event that Licensors decides to take action under this Section:

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(a)	Licensors shall have control over, and shall conduct [***], any such action as it deems fit; provided that Licensors shall not initiate any legal.

proceedings with respect to any such infringement unless such infringement is, in the reasonable opinion of the Licensors, commercially significant and Licensors have first consulted with Licensee in good faith regarding whether to initiate such infringement proceedings;

(b)	Licensee shall, [***], provide or procure the provision of such assistance as NUS shall reasonably require in taking such action; and

(c)	Licensors shall be entitled to [***] as a result of any such action [***] being taken by Licensors.

12.	INFRINGEMENT OF THIRD PARTY RIGHTS

12.1

lf any proceedings are brought against Licensee on grounds that the use or exploitation by Licensee of any of the Patent Rights infringes the rights of any third party, Licensee shall [***] notify Licensors of the same. Licensee shall have the exclusive control of the defense of such proceedings

12.2

With respect of such proceedings as described in Section 12.1, Licensors shall reasonably cooperate with Licensee (or to the extent designated by Licensee, its Related Company or any Qualified Sublicensee), at Licensee’s (or such designee’s) [***].

13.	TRADE MARKS

13.1

Licensee shall have the absolute right and discretion to make, have made, use, sell, offer for sale and import Licensed Products under any trade marks designated by Licensee (“Licensee’s Trade Marks”) provided that the Licensee’s Trade Marks shall be readily distinguishable from, and not confusingly similar to, any trade mark or trade name, whether registered or not, of Licensors.

13.2

Licensors hereby agrees that it shall have no claim, right, title or interest in or to the Licensee’s Trade Marks (except where any of such Licensee’s Trade Marks is not readily distinguishable from, or is confusingly similar to, any trade mark or trade name of Licensors), and that all goodwill accruing thereto shall belong to Licensee absolutely.

13.3	Licensee shall have the sole conduct of all proceedings relating to the Licensee’s Trade Marks.

13.4

Licensee shall have the sole right to decide what action, if any, to take in respect of any infringement or alleged infringement of the Licensee’s Trade Marks or any other claim or counterclaim brought or threatened in respect of the use or registration of any of the Licensee’s Trade Marks.

13.5	Licensee shall not be obliged to bring or defend any proceedings in relation to the Licensee’s Trade Marks.

13.6	Licensors shall not be entitled to bring any proceedings in respect of any infringement or alleged infringement of any of the Licensee’s Trade Marks.

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14.	CONFIDENTIALITY

14.1

Each Party hereby agrees to use all reasonable efforts to maintain the secrecy of any and all Confidential Information disclosed to it by the other Party under the terms of this Agreement, or developed pursuant to this Agreement, and not to disclose, without the express, written consent of the disclosing Party, such Confidential Information of another Party to any third party.

14.2

The receiving Party agrees to maintain the Confidential information of the disclosing Party in confidence with the same degree of care as it holds its own confidential and proprietary information and in any event with no less than a reasonable standard of care. The receiving Party will use such Confidential Information for the performance of this Agreement only (including the exercise of such Party’s rights hereunder). The receiving Party may disclose such Confidential Information on a need-to-know basis only to its directors, officers, employees, contractors (including sublicensees and other collaboration partners or contractors), consultants, advisors, authorized representatives or agents (each a “Representative”, and collectively “Representatives”) who have undertaken obligations of confidentiality for the benefit of receiving Party which are substantially similar to those contained in this Section 14 and will not disclose such Confidential Information to any third party, or use the Confidential Information for any other purpose. The receiving Party undertakes that its Representatives shall make use of such Confidential Information only for the performance of this Agreement and receiving Party shall be responsible for any unauthorized use or disclosure of disclosing Party’s Confidential Information by its Representatives.

14.3

The receiving Party shall take all reasonable steps, including, but not limited to, those steps taken to protects its own information, data or other tangible or intangible property that it regards as proprietary or confidential, to ensure that the Confidential Information of the other Party is not disclosed or duplicated for the use of any third party, and shall take all reasonable steps to prevent its Representatives having access to the Confidential Information, from disclosing or making unauthorized use of any Confidential Information, or from committing any acts or omissions that may result in a violation of this Agreement.

14.4

The preceding obligations of non-disclosure and the limitation on the right to use the Confidential Information shall not apply to the extent that the receiving Party can demonstrate that the Confidential Information:

(a)	was already in the possession or control of the receiving Party prior to the time of disclosure by disclosing Party, as evidenced by written records; or

(b)	was at the time of disclosure by the disclosing Party or thereafter becomes public knowledge through no fault or omission of the receiving Party; or

(c)	is lawfully obtained by the receiving Party from a third party under no obligation of confidentiality to the disclosing Party; or

(d)	is developed by the receiving Party independently of the Confidential Information, as evidenced by written records; or

(e)

is required to be disclosed by court rule or governmental law or regulation, including, without limitation, any rules and regulations promulgated by the United States Securities and Exchange Commission, provided that the receiving Party gives the disclosing Party prompt notice of any such requirement and cooperated with the disclosing Party in attempting to limit such disclosure; or

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(f)	was disclosed by the receiving Party with the disclosing Party’s prior written approval.

14.5

Title to, and all rights emanating from the ownership of, all Confidential Information disclosed under this Agreement shall remain vested in the disclosing Party. Nothing herein shall be construed as granting any license or other right to use the Confidential Information of the other Party other than as specifically agreed upon by the Parties.

14.6

[***], the receiving Party shall [***] return to the disclosing Party all written materials and documents, as well as other media, made available or supplied by the disclosing Party to the receiving Party that contains Confidential Information, together with any copies thereof, except that the receiving Party may retain one copy each of such document or other media for archival purposes, subject to protection and nondisclosure in accordance with the terms of this Agreement.

14.7

Notwithstanding anything to the contrary in this Section 14, each Party may disclose the Confidential Information of the other Party to the extent such disclosure is reasonably necessary to prosecute or defend litigation. In addition, Licensee may disclose the Confidential Information of Licensors to the extent such disclosure is reasonably necessary to facilitate discussions with prospective investors or acquirers or to prospective Sub-Licensees, provided that Licensee has procured that such prospective investors or acquirers or prospective Sub-Licensees undertake obligations of confidentiality which are substantially similar to those contained in this Section 14 and will not disclose such Confidential Information to any third party, or use the Confidential Information for any purpose other than discussions with Licensee.

15.	WARRANTIES; DISCLAIMER OF WARRANTIES

15.1

Neither Licensors nor any of their trustees, directors, employees, or agents assumes any responsibility for the manufacture, production, specifications, sale or use of the Invention or Licensed Products, by Licensee or any Sub-licensees.

15.2

Except as provided in Section 15.5, Licensors make no representations, and provide no warranties, express or implied, including, but not limited to, warranties of fitness for purpose or merchantability or satisfactory quality or compliance with any description, or any implied warranty arising from course of performance, course of dealing, usage of trade or otherwise, regarding or with respect to the Invention or Licensed Products, and to the fullest extent permitted by law, all such warranties and representations are hereby excluded.

15.3

Licensors make no representations, and provide no warranties, express or implied, on the patentability of the Invention or Licensed Products or of the enforceability of any Patent Rights, if any, and to the fullest extent permitted by law, all such warranties and representations are hereby excluded.

15.4

Licensors make no representations, and provide no warranties, express or implied, that the Invention or Licensed Products are or shall be free from infringement of any patent or other rights of third parties or of St. Jude’s rights to chimeric antigen receptors containing [***], and to the fullest extent permitted by law, all such warranties and representations are hereby excluded.

15.5	St. Jude represents that no third party (i) has rights to [***] and [***] or (ii) eights to any continuing pending applications to the extent that such pending applications

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issue with only claims directed to [***]. NUS represents that NUS has not entered into any agreement [***], nor is it otherwise bound by any obligations that would, limit Licensee’s licenses to any NUS Inventions, Additional NUS Compositions and/or to NUS’ rights in any Joint Inventions pursuant to Sections 3.6 and/or 3.8, as applicable, nor to Licensee’s Improvement Option pursuant to Section 3.7, at least with respect to any NUS Improvement or Joint Improvement, as applicable, that relates to natural killer cell technology; and NUS agrees that it shall not enter into any such agreement, or otherwise become bound by any such obligations, during the term of this Agreement or, in the case of NUS Improvements or Joint Improvements, as applicable, to which Licensee’s Improvement Option applies pursuant to Section 3.7, until Licensee’s rights with respect to each NUS Improvement or Joint Improvement, as applicable, that is subject to such Improvement Option terminate or expire in their entirety in accordance with Section 3.7 above. Licensors represent and warrant that Licensors have the full power and authority to grant the rights and licenses granted herein.

16.	INDEMNITIES; INSURANCE; LIMITATION OF LIABILITY

16.1

Licensee hereby indemnifies, holds harmless and defends Licensors from and against any and all losses, damages, costs (including, without limitation, reasonable attorneys’ fees and other legal costs (subject to Section 16.2 below)), expenses and liabilities (collectively, “Liabilities”) whatsoever which Licensors may incur or suffer from any actions brought by a third party or, solely with respect to Section 16.1(e) below, any claims or demands, in each case, to the extent arising from:

(a)	the manufacture, marketing, distribution and sale of the Licensed Products by Licensee or through any of its Related Companies or Sub-Licensees; or

(b)	the use or exploitation of any of the Patent Rights by Licensee or its Sub-Licensees or Related Company(ies) infringes the rights of any third party;

(c)

any other agreements entered into by Licensee or any of its Related Companies or Sub-licensees relating to the Licensed Products and Invention or the performance or non-performance of the terms of such agreements or any representations or statements made by Licensee or any of its Related Companies or Sub-Licensees relating to the Invention or Licensed Products; or

(d)

any claim that a use of any Licensee Improvement or Joint Improvement or any other modification(s) made by or on behalf of Licensee or any of its Sub-Licensees or Related Companies to an invention claimed in the Patents Rights or Other Patent Rights as of the Effective Date infringes any trademark, trade secret, confidential information, copyright or patent or any other proprietary rights of any third party; or

(e)

all taxes of any kind (except income tax in respect of consideration received by Licensors under this Agreement), payments in lieu of taxes, import duties, assessments, fees, charges and withholdings of any nature whatsoever, and all penalties, fines, additions to tax or interest thereon, however imposed, whether levied or asserted against Licensors by any tax authority of any country to the extent based solely on any activities of Licensee or its Related Company(ies) in accordance with this Agreement; or

(f)

all charges, fines or any liability arising from any default or failure by Licensee or any of its Related Companies or Sub-Licensees to comply with and observe all laws and regulations referred to in Section 17; or

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(g)

any action or omission of Licensee or any of its Related Companies or Sub-Licensees, or any of their employees, agents or contractors in the performance of its obligations or the exercise of any of its rights under this Agreement.

16.2

In the event that a Licensor intends to claim indemnification under Section 16.1 above, such Licensor shall [***] notify Licensee in writing of the alleged Liabilities. Licensee shall have the right to control the defense and/or settlement thereof with counsel of its choice as long as such counsel is reasonably acceptable to the applicable Licensor(s); provided, however, that each Licensor shall have the right to retain its own counsel for any reason, provided further that the costs of such counsel retained by a Licensor shall [***]. Licensors shall cooperate with Licensee and its legal representatives in the investigation of any Liability covered by Section 16.1 above. A Licensor shall not, except with the written consent of Licensee, such consent not to be unreasonably withheld, voluntarily make any payment or otherwise settle or compromise any third party claim for which a Licensor wishes to claim indemnification under this Section 16. For the avoidance of doubt, circumstances in which Licensee may reasonably withhold its consent shall include, but shall not be limited to, payment, settlement or compromise that [***]. In addition, notwithstanding Section 16.1 above, Licensee shall have no obligation to indemnify or hold harmless any Licensor from any Liabilities to the extent that such Liabilities arise directly from the acts or omissions of that Licensor ( or its employees, agents and/or representatives) or from any breach of any representation, warranty or other term of this Agreement by that Licensor.

16.3

Prior to the first use of a Licensed Product in a human being, Licensee shall obtain and shall thereafter maintain adequate product liability insurance and shall ensure that Licensors are named as an additional insured on the policy. Licensee shall supply Licensors with a copy of such insurance policy upon written request.

16.4

Licensors shall not have any liability to Licensee for any indirect, consequential, special or incidental loss, damage, expense or liability (including lost profit and loss of goodwill, opportunity costs, loss of business, damage to reputation, claims by third patties or customers), or any exemplary or punitive damages, regardless of the form of action, whether in contract or tort (including negligence), arising under or relating to this Agreement, including from the Licensee’s use or exploitation of the Patent Rights or Invention; provided however that nothing in this Section I 6.4 shall be deemed to limit the indemnification obligations of Licensee under Section 7.6, Section 11.3 or Section 16.1 above to the extent a third patty recovers any such indirect, consequential, special or incidental loss, damage, expense or liability, or any such exemplary or punitive damages with respect to a claim for which Licensee is obligated to indemnify the Licensors thereunder. Licensors’ liability to the Licensee for direct damages or losses for any cause arising from the acts or omission of NUS and/or St. Jude in the performance of this Agreement shall be limited [***].

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17.	COMPLIANCE WITH LAW

17.1

Licensee shall observe, and shall require that its Related Companies and Sub-Licensees observe, all applicable laws and regulations, and obtain all necessary licenses, consents and permissions required, in respect of the manufacture, storage, marketing, distribution, sale (including export), and importation of the Licensed Products.

18.	TERMINATION

18.1	Licensors shall be entitled forthwith to terminate this Agreement [***] by notice in writing if:

(a)

Licensee fails, or refuses, to perform or comply with any one or more of its material obligations under this Agreement, and Licensee fails to remedy such default within [***] by Licensee from Licensors;

(b)	Licensee ceases to carry on its business;

(c)

Licensee is declared insolvent by a court of competent jurisdiction or is unable to pay its debts as they fall due or suspends making payments with respect to all or any class of its debts or enters into any composition or arrangement with its creditors or makes a general assignment for the benefit of its creditors;

(d)

Licensee goes into liquidation or if an order is made or a resolution is passed for the winding up of Licensee whether voluntarily or compulsorily (except for the purpose of a bona fide reconstruction or amalgamation); or

(e)	Licensee has a receiver or receiver and manager or judicial manager appointed over any part of its assets or undertaking.

18.2	Licensee may terminate this Agreement by giving [***] advance written notice of termination to Licensors.

18.3

Termination or expiration of this Agreement howsoever caused shall not prejudice any other obligation, right or remedy of the Parties, that at the time of such termination or expiration, has already accrued to another Party or that is attributable to a period prior to such termination or expiration, including without limitation in respect of any antecedent breach.

18.4	Upon the termination of this Agreement:

(a)

Licensee shall be entitled to continue to exercise the rights granted to it under this Agreement to such extent and for such further period, not exceeding [***] from the date of termination, [***] to enable Licensee to satisfy any orders placed prior to such termination date or scheduled for delivery within such [***] period;

(b)	subject to Sections 4.1(g) and 18.4(a) above, Licensee shall [***] cease to manufacture, market, distribute, sell, import or use, either directly or indirectly, the Invention or Licensed Products;

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(c)	subject to Sections 4.l(g) and 18.4(a) above, each Party shall [***] return or destroy all Confidential Information pursuant to Section 14.6;

(d)

Licensee shall [***] pay all amounts due under this Agreement to Licensors and shall submit a declaration in writing signed by a duly authorized officer that it has complied with such payment obligations, along with a copy of all materials [***] to support such declaration.

(e)	if termination occurs within [***], Licensee shall, in consideration of Licensors’ forbearance to claim damages against Licensee for lost opportunity cost, provide [***];

(f)	if termination occurs within [***], Licensee shall, in consideration of Licensors’ forbearance to claim damages against Licensee for lost opportunity cost, provide [***]; and

(g)

if termination occurs within [***] and if Licensee has filed patent applications or obtained patents to any Licensee Improvements to Licensed Product(s) within the scope of the Patent Rights, Licensee agrees upon request to enter into good faith negotiations with Licensors or Licensors’ future licensee(s) for the purpose of granting licensing rights to said patent applications and/or patents to the extent controlled by Licensee [***] and under [***]; provided that such request to negotiate a license must be made by Licensors, if at all, [***].

18.5

Notwithstanding termination of this Agreement under any of its provision, Sections 3.4, 3.8 (first sentence only), 4.1(g), 7.8, 8 (for the applicable periods specified in such section), 14, 15, 16.1, 16.2, 16.4, 18.3, 18.4, 19, 20, 21 through to and including 28 shall survive the Term or the termination of this Agreement and shall be deemed to remain in full force and effect.

19.	USE OF LICENSORS’ NAME

Licensee agrees that it shall not use in any press release or other announcement made to the general public the name of NUS and/or St. Jude and/or the name of an affiliate, a current or former staff member, employee, student of affiliated physician or faculty of St. Jude or any logotypes or symbols associated with NUS and/or St. Jude or the names of any directors or employees of NUS and/or St. Jude without the prior written consent of NUS and/or St. Jude; provided that, for the avoidance of doubt, nothing in this Section 19 shall be deemed to prevent Licensee from making factual statements regarding (a) the existence of this Agreement to existing or potential investors, (sub) licensees, collaboration partners, subcontractors, consultants, advisers, regulatory authorities and/or other governmental authorities and/or (b) with respect to Dr. Dario Campana’s position as a scientific advisor to Licensee; provided further that no reference is made to Dr Dario Campana’s previous affiliation with St. Jude without St. Jude’s consent or to Dr Dario Campana’s affiliation with NUS without NUS’s consent.

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20.	FORCE MAJEURE EVENTS

Notwithstanding anything else in this Agreement, no default, delay or failure to perform its obligations under the Agreement on the part of either Party shall be construed a breach of this Agreement to the extent such default delay or failure to perform is shown to be due to causes beyond the control of the Party charged with a default, delay or failure to perform, including but not limited to, causes such as strikes, lockouts or other labor disputes to perform, including, without limitation, riots, civil disturbances, actions or inaction of governmental authorities, epidemics, war, embargoes, severe weather, fire, earthquakes, acts or God or the public enemy and nuclear disasters (each a “Force Majeure Event”).

21.	NO PARTNERSHIP OR AGENCY

No agency, partnership or joint venture is created hereby. Licensee does not have any authority of any kind to bind Licensors in any respect whatsoever.

22.	ASSIGNMENT

22.1

Except as provided in Section 22.2 below, no Party shall assign any of its rights under this Agreement, or novate its rights and obligations hereunder to any third party, without the prior consent in writing of the other Parties on terms to be agreed by the Parties. Where such consent is given, the Party, which is the assignor, shall procure that such third party assignee covenants with the other Parties to be bound by the terms of this Agreement as if it had been a party hereto in place of the assignor.

22.2

Notwithstanding Section 22.1, Licensee may assign this Agreement and/or its rights and/or obligations hereunder, without the consent of Licensors, to (a) a Related Company or (b) a Pre-approved Assignee; provided that such assignment is in connection with a restructuring or other corporate reorganization or merger or sale of Licensee or any business or assets or similar transaction. [***] and subject to the terms of Section 7 .5, if applicable. No assignment fee or other amounts shall be due hereunder with respect to any consideration received by Licensee and/or its shareholders in connection with any of the Excluded Activities and/or an assignment of this Agreement and/or Licensee’s rights and/or obligations under this Agreement in connection with any of the Excluded Activities.

22.3	[***].

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23.	NO WAIVER

The failure or delay by a Party in enforcing an obligation, or exercising a right or remedy under this Agreement shall not be construed or deemed to be a waiver of that obligation, right or remedy. A waiver of a breach of a term under this Agreement shall not amount to a waiver of a breach of any other term in this Agreement and a waiver of a particular obligation in one circumstance will not prevent a Party from subsequently requiring compliance with the obligation on other occasions. Any waiver by a Party of any right under this Agreement shall be made in writing and signed by the authorized representative of such Party.

24.	NOTICES

24.1

All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally, sent by internationally recognized priority carrier (e.g., FedEx), email correspondence (delivery receipt confirmed) or by telefax, addressed to the intended recipient thereof at its address or telefax number as set out below (or to such other address or telefax number as any Party may from time to time notify the other Party). Any such notice, demand or communication shall be deemed to have been duly served on and received by the addressee:

(a)	if delivered by hand, at the time of delivery;

(b)	if sent by priority carrier, within 3 business days of dispatch; or

(c)	if sent by email at the time of delivery as shown by delivery and read receipts, or on the next business day if received after the recipient’s normal business hours; or

(d)	if transmitted by way of telefax, at the time of transmission, or on the next business day if received after the recipient’s normal business hours.

24.2	In proving the giving of a notice or other communication, it shall be sufficient to show:

(a)	in the case of communication via priority carrier, that the notice or other communication was contained in an envelope which was duly addressed, sufficient carrier fees paid and posted; or

(b)	in the case of telefax that the telefax transmission was duly transmitted from the dispatching terminal as evidenced by a transmission report generated by the transmitting equipment.

NUS:	Licensee:

[***]	[***]
[***]	[***]
Fax: [***]	Email: [***]
Email:[***]	Fax: [***]

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St. Jude

[***]
St. Jude Children’s Research Hospital 262 Danny Thomas Place
Memphis, TN 38105 Email: [***]
Fax: [***]

25.	ENTIRE AGREEMENT

This Agreement contains the entire agreement between the Parties hereto regarding the subject matter hereof, and supersedes all prior agreements, understandings and negotiations regarding the same. No modification, variation or amendment shall be made to this Agreement unless made in writing, specifically referring to this Agreement and signed by the authorized representatives of all of the Parties.

26.	SEVERABILITY

Should any one or more of the provisions of this Agreement be held to be invalid or unenforceable by a court of competent jurisdiction, it shall be considered severed from this Agreement and shall not serve to invalidate the remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by them when entering into this Agreement may be realized.

27.	DISPUTE RESOLUTION

27.1	Informal Resolution

Any dispute, controversy or claim arising out of or in connection with this Agreement shall be resolved in the following manner:

(a)

the aggrieved Party (“Claimant”) shall notify the responding Party (“Respondent”) in writing (“Resolution Notice”) (and provide a copy of such notice to the other Party to this Agreement), setting forth in detail the nature of its dispute, controversy or claim (“Claim”) and requesting a meeting (“Resolution Meeting”) of a senior representative from each Party to be held on a date not less than [***] nor more than [***] (“Resolution Period”) for the purpose of resolving such Claim;

(b)

the Respondent shall issue and deliver a written response to Claimant (and provide a copy of such response to the other Party to this Agreement) not later than [***], setting forth in detail its response to such Claim, failing which the Resolution Meeting shall not proceed and the Claimant shall be entitled to submit the dispute to arbitration as provided under Section 27.2 below;

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(c)	the senior representative from each Party shall meet to seek to resolve such Claim amicably between the Claimant and the Respondent in good faith; and

(d)	if such Claim is not resolved by the end of [***], then either Claimant or Respondent shall be entitled to submit the dispute to arbitration, as provided under Section 27.2 below.

27.2	Arbitration

(a)

If, and to the extent that, any dispute has not been settled pursuant to Section 27.1 above, then, upon written notice by any Party to the other Party(ies), any dispute with respect to the breach, performance or interpretation of this Agreement shall be referred to and finally resolved by binding arbitration conducted by the Judicial Arbitration and Mediation Services International, Inc. (or any successor entity thereto) (“JAMS”) under the JAMS lnternational Arbitration Rules then in effect, except as modified in this Agreement. The arbitration shall be conducted in the English language, by a panel of three (3) arbitrators, who shall be selected as described in this Section 27.2(a) below and the each of whom meet the qualifications described in this Section 27.2(a). One of the arbitrators shall be selected by Licensee, one of the arbitrators shall be selected by the Licensors jointly, and the third (3rd) arbitrator shall be jointly selected by the two (2) Party-appointed arbitrators. Each of the arbitrators shall be a lawyer admitted to practice in the United Kingdom with at least fifteen (15) years’ experience handling commercial contract disputes with respect to agreements governed by the law of England and Wales. The arbitration panel may also engage an independent expert with experience in the subject matter of the Dispute and at least ten (10) years’ experience at a senior executive level in a pharmaceutical or biotechnology company, or in an academic technology transfer office, to advise the arbitration panel.

(b)

The Parties and the arbitration panel shall use [***] to complete any such arbitration within [***]. The arbitration panel shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the Patties must expend for discovery; provided that the arbitration panel shall permit such discovery as they deem necessary to permit an equitable resolution of the dispute and shall [***] for the completion of discovery, which time period shall be determined by the arbitration panel based on the issues in dispute, the discovery requested by each of the Parities and the overall goal of the Parties to complete any arbitration within [***].

(c)

The Parties agree that the decision of the arbitration panel shall be the sole, exclusive and binding remedy between them regarding the dispute presented to the arbitration panel. Any decision of the arbitration panel may be entered in a court of competent jurisdiction for judicial recognition of the decision and an order of enforcement. The arbitration proceedings and the decision of the arbitration panel shall not be made public without the joint consent of the Parties and each Party shall maintain the confidentiality of such proceedings and decision unless each Patty otherwise agrees in writing; provided that either Party may make such disclosures as are permitted for Confidential Information of another Party under Section 14 above.

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(d)	Unless otherwise mutually agreed upon by the Parties, the arbitration proceedings shall be conducted in San Francisco, CA, U.S.A. The Parties agree that they [***].

(e)

Pending the selection of the arbitration panel or pending the arbitration panel’s determination of the merits of any dispute, any Party may seek appropriate interim or provisional relief from any court of competent jurisdiction as necessary to protect the rights or property of that Party.

28.	GOVERNING LAW

This Agreement shall be governed by, interpreted and construed in accordance with the laws of England and Wales.

29.	GENERAL

29.1	Stamp duty or fees, if any, payable in respect of this Agreement shall be [***].

29.2	Each Party shall from time to time do all acts and execute all documents as may be reasonable necessary in order to give effect to the provisions of this Agreement.

29.3	Except as otherwise provided in this Agreement, the Parties shall [***] of this Agreement.

29.4

This Agreement may be executed in one or more counterparts by the Parties by signature of a person having authority to bind the Party, each of which when executed and delivered, by facsimile transmission or other electronic modes of delivery, will be an original and all of which will constitute but one and the same Agreement.

AS WITNESS the hands of the Parties hereto the day and year first above written.

SIGNED by for and on behalf of	)	SIGNED by for and on behalf of
NATIONAL UNIVERSITY OF	)	NKARTA, INC.
SINGAPORE	)

/s/ Lily CHAN		/s/ Ali Behbahani
Lily CHAN	)	Ali Behbahani
CEO, NUS Enterprise	)	President, Nkarta

SIGNED by for and on behalf of	)
ST. JUDE CHILDREN’S RESEARCH	)
HOSPITAL, INC.	)

/s/ J. Scott Elmer
J. Scott Elmer	)
Director of Technology Licensing	)

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SCHEDULE 1

The Invention covers:

[***]

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SCHEDULE 3

FORMAL LICENSE

PATENT LICENSE FOR REGISTRATION

[***]

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Exhibit A

Form of Common Stock Issuance Agreement

(See attached.)

[***]

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